Exhibit 99.1

The Scotts Miracle-Gro Company	NEWS

ScottsMiracle-Gro Reports Strong First Quarter Results;
Company-wide Sales Increase 27% Due to Acquisitions, Strong U.S. Demand

▪	U.S. Consumer segment reports 11% sales growth on strong consumer demand

▪	GAAP and Non-GAAP gross margin rates increase 930 bps and 670 bps respectively

▪	GAAP loss from continuing operations per share of $1.08 versus $1.30 in prior year

▪	Non-GAAP pro forma adjusted loss per share of $0.96 compared with $1.13 in prior year

MARYSVILLE, Ohio (January 31, 2017) - The Scotts Miracle-Gro Company (NYSE: SMG), the world’s leading marketer of branded consumer lawn and garden products, today announced that company-wide sales increased 27 percent in its fiscal first quarter driven by the benefit of recently completed acquisitions and strong consumer demand in the U.S.

For the quarter ended December 31, 2016, GAAP loss from continuing operations was $1.08 per share compared with $1.30 per share in the prior year. Non-GAAP pro forma adjusted loss was $0.96 per share, compared with a loss of $1.13 per share for the same period a year ago. Due to the seasonal nature of the lawn and garden category, the Company reports a loss each year during its first quarter.

“The strong consumer demand that we saw last summer continued into the fall and gave us an outstanding start to our new fiscal year,” said Jim Hagedorn, chairman and chief executive officer. “As we prepare for the start of another lawn and garden season, we continue to see strong retailer support for our category and for our brands. The strength of the core U.S. business, combined with the continued momentum from the hydroponic businesses in the Hawthorne Gardening Company portfolio, give us great confidence as we enter the season and in the financial guidance that we have provided.”

First quarter details
For the fiscal first quarter, the Company reported sales of $246.8 million, up 27 percent from $194.5 million a year earlier. Sales in the Other segment, which includes The Hawthorne Gardening Company, Canada and Asia Pac businesses, increased 74 percent to $96.9 million due primarily to the recent acquisitions of Botanicare and Gavita. U.S. Consumer segment sales increased 11 percent in the quarter to $125.5 million, while sales for the Europe Consumer business declined 5 percent to $24.4 million, but were up slightly when excluding the impact of foreign exchange rates.

The GAAP and Non-GAAP adjusted company-wide gross margin rates increased 930 and 670 basis points, respectively, to 17.9 percent. The improvement was driven primarily by acquisitions - which have a higher gross margin rate in the first quarter than the core U.S. business - as well as higher U.S. Consumer sales, which drove improved leverage of fixed costs. Lower distribution and commodity costs also contributed to the gross margin rate improvement.

Selling, general and administrative expenses (SG&A) increased 5 percent to $119.1 million due to newly acquired businesses and were in line with the Company’s internal expectation.

On a company-wide basis, GAAP loss from continuing operations was $64.3 million, or $1.08 per share, compared with a loss of $79.3 million, or $1.30 per share for the first quarter of fiscal 2016. Those results include impairment, restructuring, and other charges. Excluding those items, the Non-GAAP adjusted loss from continuing operations was $57.6 million, or $0.96 per share, compared with $69.9 million, or $1.14 per share, last year.

In April 2016, the Company contributed its Scotts LawnService® business into a joint venture with TruGreen. On a Non-GAAP pro forma adjusted basis that takes into account the impact of the joint venture, the company reported a Non-GAAP pro forma adjusted loss in the quarter of $57.6 million, or $0.96 per share, compared with a pro forma adjusted loss of $69.5 million, or $1.13 per share, for the same period a year ago.

“I am encouraged by the strong start in the U.S. consumer business, as well as our tight spending control for the quarter, and our favorable commodity positions for the year,” said Randy Coleman, chief financial officer. “These factors and others give me continued confidence that pro forma adjusted earnings for fiscal 2017 will range between $4.10 and $4.30 per share on sales growth of 6 to 7 percent.”

Deadline to Register for Company’s Analyst & Investor Day is Tomorrow, February 1

The Company will host its annual Analyst & Investor Day on Tuesday, February 21, 2017, at the Boca Raton Marriott at Boca Center in Florida. The meeting will begin at 8:00 a.m. EST and will consist of a brief series of presentations, store walks at nearby retail locations, and a luncheon that includes a Q&A session with management. The presentations and Q&A session will be webcast live from the Company’s investor relations website at http://investor.scotts.com.

Institutional analysts and investors interested in attending the meeting should register through the Analyst & Investor Day event page also found on the Company’s investor relations website or by emailing investor@scotts.com. Deadline to RSVP is tomorrow, February 1.

Conference Call and Webcast Scheduled for 8:30 a.m. EST Today

The Company will discuss results during a webcast and conference call today at 8:30 a.m. EST. To participate in the conference call, please call 888-668-1643 (Conference Code: 5660488). A replay of the call can be heard by calling 888-203-1112. The replay will be available for 30 days.

A live webcast of the call and the press release will be available on Company’s investor relations website at http://investor.scotts.com. An archive of the press release and any accompanying information will remain available for at least a 12-month period.

About ScottsMiracle-Gro
The Scotts Miracle-Gro Company is the world's largest marketer of branded consumer products for lawn and garden care. The Company's brands are the most recognized in the industry. In the U.S., the Company's Scotts®, Miracle-Gro® and Ortho® brands are market-leading in their categories, as is the consumer Roundup® brand, which is marketed near worldwide by Scotts and owned by Monsanto. Under the umbrella of its wholly-owned subsidiary, The Hawthorne Gardening Company®, the Company owns the General Hydroponics® and Botanicare® brands, as well as a majority interest in Gavita®. In the U.S., we maintain a minority interest in a joint venture with TruGreen®, the largest residential lawn care service business, and in Bonnie Plants®, the largest marketer of edible gardening plants in retail channels. In Europe, the Company's brands include Weedol®, Pathclear®, Evergreen®, Levington®, Miracle-Gro®, KB®, Fertiligène® and Substral®. For additional information, visit us at www.scotts.com.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,”

“anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

•
Compliance with environmental and other public health regulations, or changes in such regulations or regulatory enforcement priorities, could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products;

•	Certain of our products may be purchased for use in new and emerging industries that are subject to inconsistent and rapidly changing laws and regulations and consumer perception.

•	Disruptions in availability or increases in the prices of raw materials and fuel costs could adversely affect the Company’s results of operations;

•	The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues;

•
Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, its top customers could adversely affect the Company’s financial results;

•	Climate change and unfavorable weather conditions could adversely impact financial results;

•	The Company’s international operations make the Company susceptible to the costs and risks associated with operating internationally;

•	The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business;

•	In the event of termination of the Marketing Agreement for consumer Roundup products, the Company would lose a substantial source of future earnings and overhead expense absorption;

•	Hagedorn Partnership, L.P. beneficially owns approximately 26% of the Company’s common shares and can significantly influence decisions that require the approval of shareholders;

•
The Company may pursue acquisitions, other strategic alliances, and investments that could result in operating difficulties, dilution, and other harmful consequences that may adversely impact our business and results of operations.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Contact:
Jim King
Senior Vice President
Investor Relations & Corporate Affairs
(937) 578-5622

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Statements of Operations
(In millions, except for per common share data)
(Unaudited)

		Three Months Ended
	Footnotes	December 31, 2016	January 2, 2016	% Change
Net sales		$246.8	$194.5	27%
Cost of sales		202.6	172.8
Cost of sales—impairment, restructuring and other		—	5.0
Gross profit		44.2	16.7	165%
% of sales		17.9%	8.6%
Operating expenses:
Selling, general and administrative		119.1	113.3	5%
Impairment, restructuring and other		1.4	1.3
Other income, net		(5.4)	(0.2)
Loss from operations		(70.9)	(97.7)	27%
% of sales		(28.7)%	(50.2)%
Equity in loss of unconsolidated affiliates	(3)	13.2	—
Costs related to refinancing		—	8.8
Interest expense		15.6	16.3
Loss from continuing operations before income taxes		(99.7)	(122.8)	19%
Income tax benefit from continuing operations		(35.4)	(43.5)
Loss from continuing operations		(64.3)	(79.3)	19%
Loss from discontinued operations, net of tax	(3)	(0.6)	(1.5)
Net loss		$(64.9)	$(80.8)
Net income attributable to noncontrolling interest		(0.4)	(0.5)
Net loss attributable to controlling interest		$(65.3)	$(81.3)

Basic loss per common share:	(1)
Loss from continuing operations		$(1.08)	$(1.30)	17%
Loss from discontinued operations		(0.01)	(0.02)
Net loss		$(1.09)	$(1.32)

Diluted loss per common share:	(2)
Loss from continuing operations		$(1.08)	$(1.30)	17%
Loss from discontinued operations		(0.01)	(0.02)
Net loss		$(1.09)	$(1.32)

Common shares used in basic loss per share calculation		60.1	61.5	(2)%
Common shares and potential common shares used in diluted loss per share calculation		60.1	61.5	(2)%

Non-GAAP results:
Adjusted net loss attributable to controlling interest from continuing operations	(4)	$(57.6)	$(69.9)	18%
Adjusted diluted loss per common share from continuing operations	(2) (4)	$(0.96)	$(1.14)	16%
Pro Forma Adjusted Loss	(3) (4)	$(57.6)	$(69.5)	17%
Pro Forma Adjusted Loss per common share	(3) (4)	$(0.96)	$(1.13)	15%
Adjusted EBITDA	(4)	$(49.9)	$(69.5)	28%
Note: See accompanying footnotes on page 9

THE SCOTTS MIRACLE-GRO COMPANY
Net Sales and Income (Loss) from Continuing Operations before Income Taxes by Segment
(In millions)
(Unaudited)

The Company divides its business into three reportable segments: U.S. Consumer, Europe Consumer and Other. These segments differ from those used in prior periods due to the change in the Company’s internal organization structure associated with Project Focus, which is a series of initiatives announced in the first quarter of fiscal 2016 designed to maximize the value of the Company’s non-core assets and focus on emerging categories of the lawn and garden industry in its core U.S. business. On April 13, 2016, as part of this project, the Company completed the contribution of the Scotts LawnService® business (the “SLS Business”) to a newly formed subsidiary of TruGreen Holding Corporation (the “TruGreen Joint Venture”) in exchange for a minority equity interest of 30% in the TruGreen Joint Venture. As a result, effective in its second quarter of fiscal 2016, the Company classified its results of operations for all periods presented to reflect the SLS Business as a discontinued operation and classified the assets and liabilities of the SLS Business as held for sale. The prior period amounts have been reclassified to conform with the new segments. This division of reportable segments is consistent with how the segments report to and are managed by the chief operating decision maker of the Company.

U.S. Consumer consists of the Company’s consumer lawn and garden business located in the geographic United States. Europe Consumer consists of the Company’s consumer lawn and garden business located in geographic Europe. Other consists of the Company’s consumer lawn and garden business in geographies other than the U.S. and Europe, the Company’s indoor, urban and hydroponic gardening business, and revenues and expenses associated with the Company’s supply agreements with Israel Chemicals, Ltd. Corporate consists of general and administrative expenses and certain other income/expense items not allocated to the business segments.

Segment performance is evaluated based on several factors, including income (loss) from continuing operations before income taxes, amortization, impairment, restructuring and other charges, which is not a generally accepted accounting principle (“GAAP”) measure. Senior management uses this measure of operating profit (loss) to evaluate segment performance because the Company believes this measure is indicative of performance trends and the overall earnings potential of each segment.

	Three Months Ended
	December 31, 2016	January 2, 2016	% Change
Net Sales:
U.S. Consumer	$125.5	$113.2	11%
Europe Consumer	24.4	25.7	(5)%
Other	96.9	55.6	74%
Consolidated	$246.8	$194.5	27%

Income (Loss) from Continuing Operations before Income Taxes:
U.S. Consumer	$(38.0)	$(54.2)	30%
Europe Consumer	(8.4)	(9.2)	9%
Other	5.6	0.5	1,020%
Segment Total	(40.8)	(62.9)
Corporate	(22.8)	(24.4)
Intangible asset amortization	(5.9)	(3.9)
Impairment, restructuring and other	(11.0)	(6.5)
Equity in loss of unconsolidated affiliates	(3.6)	—
Costs related to refinancing	—	(8.8)
Interest expense	(15.6)	(16.3)
Consolidated	$(99.7)	$(122.8)	19%

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	Footnotes	December 31, 2016	January 2, 2016	September 30, 2016

ASSETS
Current assets:
Cash and cash equivalents		$88.7	$49.0	$50.1
Accounts receivable, net		229.4	192.9	371.1
Inventories		756.3	749.7	448.2
Assets held for sale		—	196.9	—
Prepaid and other current assets		130.7	128.8	122.3
Total current assets		1,205.1	1,317.3	991.7
Investment in unconsolidated affiliates		83.9	—	101.0
Property, plant and equipment, net		462.0	440.5	470.8
Goodwill		398.6	284.3	373.2
Intangible assets, net		793.0	650.0	750.9
Other assets	(5)	117.8	28.8	115.2
Total assets		$3,060.4	$2,720.9	$2,802.8
LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt		$41.8	$27.5	$185.0
Accounts payable		255.7	231.2	165.9
Liabilities held for sale		—	32.1	—
Other current liabilities		145.4	160.2	242.2
Total current liabilities		442.9	451.0	593.1
Long-term debt	(5)	1,677.2	1,493.7	1,125.1
Other liabilities		348.1	249.5	350.3
Total liabilities		2,468.2	2,194.2	2,068.5
Equity		592.2	526.7	734.3
Total liabilities and equity		$3,060.4	$2,720.9	$2,802.8

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (4)
(In millions, except per common share data)
(Unaudited)

		Three Months Ended December 31, 2016			Three Months Ended January 2, 2016
	Footnotes	As Reported (GAAP)	Impairment, Restructuring and Other	Adjusted (Non-GAAP)	As Reported (GAAP)	Impairment, Restructuring and Other	Costs Related to Refinancing	Adjusted (Non-GAAP)
Net sales		$246.8	$—	$246.8	$194.5	$(0.2)	$—	$194.7
Cost of sales		202.6	—	202.6	172.8	—	—	172.8
Cost of sales—impairment, restructuring and other		—	—	—	5.0	5.0	—	—
Gross profit		44.2	—	44.2	16.7	(5.2)	—	21.9
% of sales		17.9%		17.9%	8.6%			11.2%
Operating expenses:
Selling, general and administrative		119.1	—	119.1	113.3	—	—	113.3
Impairment, restructuring and other		1.4	1.4	—	1.3	1.3	—	—
Other income, net		(5.4)	—	(5.4)	(0.2)	—	—	(0.2)
Loss from operations		(70.9)	(1.4)	(69.5)	(97.7)	(6.5)	—	(91.2)
% of sales		(28.7)%		(28.2)%	(50.2)%			(46.8)%
Equity in loss of unconsolidated affiliates	(3)	13.2	9.6	3.6	—	—	—	—
Costs related to refinancing		—	—	—	8.8	—	8.8	—
Interest expense		15.6	—	15.6	16.3	—	—	16.3
Loss from continuing operations before income taxes		(99.7)	(11.0)	(88.7)	(122.8)	(6.5)	(8.8)	(107.5)
Income tax benefit from continuing operations		(35.4)	(3.9)	(31.5)	(43.5)	(2.3)	(3.1)	(38.1)
Loss from continuing operations		(64.3)	(7.1)	(57.2)	(79.3)	(4.2)	(5.7)	(69.4)
Net income attributable to noncontrolling interest		(0.4)	—	(0.4)	(0.5)	—	—	(0.5)
Net loss attributable to controlling interest from continuing operations		$(64.7)	$(7.1)	$(57.6)	$(79.8)	$(4.2)	$(5.7)	$(69.9)
Basic loss per common share from continuing operations		$(1.08)	$(0.12)	$(0.96)	$(1.30)	$(0.07)	$(0.09)	$(1.14)
Diluted loss per common share from continuing operations		$(1.08)	$(0.12)	$(0.96)	$(1.30)	$(0.07)	$(0.09)	$(1.14)
Common shares used in basic loss per share calculation		60.1	60.1	60.1	61.5	61.5	61.5	61.5
Common shares and potential common shares used in diluted loss per share calculation		60.1	60.1	60.1	61.5	61.5	61.5	61.5

Calculation of Adjusted EBITDA (4):
Loss from continuing operations (GAAP)		$(64.3)			$(79.3)
Income tax benefit from continuing operations		(35.4)			(43.5)
Loss from discontinued operations, net of tax		(0.6)			(1.5)
Income tax benefit from discontinued operations		(0.3)			(1.0)
Adjustment to gain on contribution of SLS Business, net of tax		0.2			—
Adjustment to income tax expense from gain on contribution of SLS Business		0.1			—
Costs related to refinancing		—			8.8
Interest expense		15.6			16.3
Depreciation		14.0			13.5
Amortization		6.0			4.6
Impairment, restructuring and other from continuing operations		11.0			6.5
Impairment, restructuring and other from discontinued operations		0.6			3.0
Expense on certain leases		0.9			0.9
Share-based compensation expense		2.3			2.2
Adjusted EBITDA (Non-GAAP)		$(49.9)			$(69.5)
Note: See accompanying footnotes on page 9
The sum of the components may not equal due to rounding.

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (4)
(In millions, except per common share data)
(Unaudited)

	Three Months Ended
	December 31, 2016	January 2, 2016
Calculation of Pro Forma Adjusted Loss:
Reported loss from continuing operations (GAAP)	$(64.3)	$(79.3)
Net income attributable to noncontrolling interest	(0.4)	(0.5)
Net loss attributable to controlling interest from continuing operations	(64.7)	(79.8)
Impairment, restructuring and other	11.0	6.5
Costs related to refinancing	—	8.8
Adjustment to income tax expense from continuing operations	(3.9)	(5.4)
Adjusted net loss attributable to controlling interest from continuing operations (Non-GAAP)	(57.6)	(69.9)
Loss from discontinued operations from SLS Business	(0.9)	(2.5)
Adjustment to gain on contribution of SLS Business	0.3	—
Impairment, restructuring and other from SLS Business in discontinued operations	0.6	3.0
Adjustment to income tax expense from discontinued operations	—	(0.1)
Adjusted loss from SLS Business in discontinued operations, net of tax	—	0.4
Pro Forma Adjusted Loss (Non-GAAP)	$(57.6)	$(69.5)

Reported diluted loss per common share from continuing operations (GAAP)	$(1.08)	$(1.30)
Impairment, restructuring and other	0.18	0.11
Costs related to refinancing	—	0.14
Adjustment to income tax expense from continuing operations	(0.06)	(0.09)
Adjusted diluted loss per common share from continuing operations (Non-GAAP)	(0.96)	(1.14)
Loss from discontinued operations from SLS Business	(0.01)	(0.04)
Adjustment to gain on contribution of SLS Business	—	—
Impairment, restructuring and other from SLS Business in discontinued operations	0.01	0.05
Adjustment to income tax expense from discontinued operations	—	—
Adjusted diluted loss from SLS Business in discontinued operations, net of tax	—	0.01
Pro Forma Adjusted Loss per common share (Non-GAAP)	$(0.96)	$(1.13)
Common shares and potential common shares used in Pro Forma Adjusted Loss per share calculation	60.1	61.5
Note: See accompanying footnotes on page 9
The sum of the components may not equal due to rounding.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

(1)
Basic income (loss) per common share amounts are calculated by dividing income (loss) from continuing operations, income (loss) from discontinued operations and net income (loss) attributable to controlling interest by the weighted average number of common shares outstanding during the period.

(2)
Diluted income (loss) per common share amounts are calculated by dividing income (loss) from continuing operations, income (loss) from discontinued operations and net income (loss) attributable to controlling interest by the weighted average number of common shares, plus all potential dilutive securities (common stock options, stock appreciation rights, performance shares, performance units, restricted stock and restricted stock units) outstanding during the period.

(3)
On April 13, 2016, pursuant to the terms of the Contribution and Distribution Agreement, by and among the Company and TruGreen Holding Corporation (“TruGreen Holdings”), the Company completed the contribution of the Scotts LawnService@ business (the “SLS Business”) to a newly formed subsidiary of TruGreen Holdings (the “TruGreen Joint Venture”) in exchange for a minority equity interest of 30% in the TruGreen Joint Venture. As a result, effective in its second quarter of fiscal 2016, the Company classified its results of operations for all periods presented to reflect the SLS Business as a discontinued operation and classified the assets and liabilities of the SLS Business as held for sale. The Company’s 30% interest in the TruGreen Joint Venture has been accounted for using the equity method of accounting, with the Company's proportionate share of the TruGreen Joint Venture earnings reflected in the consolidated statements of operations.

(4)	The Reconciliation of Non-GAAP Disclosure Items includes the following financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”):

Adjusted gross profit, adjusted income (loss) from operations, adjusted equity in (income) loss of unconsolidated affiliates, adjusted income (loss) from continuing operations, adjusted net income (loss) attributable to controlling interest from continuing operations and adjusted diluted income (loss) per common share from continuing operations (“Adjusted Earnings”) — These measures exclude charges or credits relating to impairments, restructurings, discontinued operations, other unusual items and costs related to refinancing. Adjusted Earnings also exclude charges or credits incurred by the TruGreen Joint Venture that are apart from and not indicative of the results of its operations, including transaction related costs, restructurings and other discrete projects or transactions including a non-cash fair value write-down adjustment on deferred revenue and advertising as part of the transaction accounting. The comparable GAAP measures are reported gross profit, reported income (loss) from operations, reported equity in (income) loss of unconsolidated affiliates, reported income (loss) from continuing operations, reported net income (loss) attributable to controlling interest from continuing operations and reported diluted income (loss) per common share from continuing operations. In accordance with Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with GAAP. These reconciliations of non-GAAP financial measures are provided solely for the purpose of complying with Regulation G and not as an indication that these non-GAAP financial measures are substitutes for any of the Company’s GAAP financial measures.

Pro Forma Adjusted Income (Loss) and Pro Forma Adjusted Income (Loss) per common share — In addition to the items excluded from Adjusted Earnings, these non-GAAP measures also include income (loss) from discontinued operations related to the SLS Business; however, exclude the gain on the contribution of the SLS Business to the TruGreen Joint Venture. The comparable GAAP measures are reported income (loss) from continuing operations and reported diluted income (loss) per common share from continuing operations. The Company has provided a reconciliation of Pro Forma Adjusted Income (Loss) and Pro Forma Adjusted Income (Loss) per common share to their most directly comparable financial measures calculated and presented in accordance with GAAP. These reconciliations of non-GAAP financial measures are provided solely for the purpose of complying with Regulation G and not as an indication that these non-GAAP financial measures are substitutes for any of the Company’s GAAP financial measures.

Adjusted EBITDA — This measure is calculated as income (loss) before interest, taxes, depreciation and amortization as well as certain other items such as the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring or non-cash items affecting net income (loss). This measure provides additional information for determining the Company’s ability to meet debt service requirements. The presentation of adjusted EBITDA is intended to be consistent with the calculation of that measure as required by the Company’s borrowing arrangements, and used to calculate a leverage ratio (maximum of 4.50 at December 31, 2016) and an interest coverage ratio (minimum of 3.00 for the twelve months ended December 31, 2016). The Company’s calculation of adjusted EBITDA does not represent and should not be considered as an alternative to net income (loss) or cash flow from operations prepared in accordance with GAAP. The Company makes no representation or assertion that adjusted EBITDA is indicative

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

of its cash flows from operations or results of operations. The Company has provided a reconciliation of income (loss) from continuing operations to adjusted EBITDA solely for the purpose of complying with Regulation G and not as an indication that adjusted EBITDA is a substitute measure for income (loss) from continuing operations.

For the three months ended December 31, 2016 and January 2, 2016, the Company incurred costs of $1.4 million and $0.9 million, respectively, related to Project Focus transaction activity within the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations. The Company also incurred $9.6 million in restructuring and other charges from the TruGreen Joint Venture for nonrecurring integration and separation costs and for a non-cash fair value write-down adjustment on deferred revenue and advertising as part of the transaction accounting within the “Equity in loss of unconsolidated affiliates” line in the Condensed Consolidated Statements of Operations. For the three months ended January 2, 2016, the Company incurred $0.4 million and $5.0 million, respectively, in costs related to consumer complaints and claims related to the reformulated Bonus® S fertilizer product sold in the southeastern United States during fiscal 2015 within the “Impairment, restructuring and other” and the “Cost of sales—impairment, restructuring and other” lines in the Condensed Consolidated Statements of Operations.

The Company reports its financial results in accordance GAAP. In addition to GAAP measures, the Company uses certain non-GAAP measures to manage the business and evaluate performance because it believes that these measures provide additional meaningful comparison between current results and results in prior operating periods and, in some circumstances, may be more closely correlated to the performance of the Company's underlying, ongoing business. The Company believes that disclosure of these non-GAAP financial measures therefore provides useful supplemental information to investors or other users of the financial statements, such as lenders. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

(5)
In April 2015, the FASB issued an accounting standard update that requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the corresponding debt liability rather than as an asset; however debt issuance costs relating to revolving credit facilities will remain in other assets. The Company adopted this guidance on a retrospective basis effective October 1, 2016. As a result, debt issuance costs totaling $6.5 million and $6.0 million have been presented as a component of the carrying amount of long-term debt in the Condensed Consolidated Balance Sheets as of January 2, 2016 and September 30, 2016, respectively. These amounts were previously reported within other assets.